Exhibit 10.5

THIS DEBENTURE AND THE CONVERSION SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THIS DEBENTURE AND THE CONVERSION SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS DEBENTURE UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY HOLDER), IN A GENERALLY ACCEPTABLE FORMTHAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT.

CONVERTIBLE DEBENTURE

FOR VALUE RECEIVED, Thinspace Technology, Inc., a Delaware corporation (the “Borrower”), promises to pay to Blue Citi PR, a __________________________________________(the “Holder”) or its registered assigns or successors in interest, the principal sum of up to Five Hundred Thirty Five Thousand Dollars ($535,000), together with all accrued interest thereon, on April 10, 2017 (the “Maturity Date”), if not sooner paid.

The Consideration is: (i) Two Hundred Thousand Dollars ($200,000) payable by wire to the Borrower on the Effective Date; (ii) Two Hundred Thousand Dollars ($200,000) payable by wire to the Borrower in the Holder’s discretion at any time within sixty (60) days of the Effective Date, provided that, if the Holder does not make such payment prior to the date this is 60 days from the Effective Date, Holder will be required to make such payment on the date that is 60 days from the Effective Date, subject to the condition that the average Trading Price for the five trading days prior to the date that is 60 days from the Effective Date for the Borrower’s Common Stock is equal to or greater than fifty percent (50%) of the five (5) day average Trading Price prior to the Effective Date; and (iii) One Hundred Thousand Dollars at the sole discretion of the Holder within 365 days of the Effective Date, provided that, if the Holder does not make the second $200,000 payment under this Debenture within 60 days of the Effective Date, Holder will not have the right to make such $100,000 payment. Each such payment of Consideration reflect a 7% original issue discount (“OID”) added to the principal amount at time of payment to Borrower (up to $35,000).

The following terms and conditions shall apply to this Convertible Debenture (the “Debenture”):

ARTICLE I
INTEREST & AMORTIZATION

1.1 Interest Rate. Subject to Sections 4.1 and 5.7 hereof, interest payable on this Debenture shall accrue at a rate per annum equal to eight percent (8%) and shall be computed on the basis of a 365-day year.

1.2              Payments. Payment of the aggregate principal amount including OID outstanding under this Debenture (the “Principal Amount”), together with all accrued interest thereon shall be made on the Maturity Date.

1.3 Prepayment Option. “The Borrower may prepay in cash all or any portion of the Principal Amount of this Debenture and accrued interest thereon, with a penalty, as set forth below (each a “Prepayment”), upon written notice to the Holder. The amount of such prepayment penalty shall be determined by multiplying that portion of the Principal Amount and accrued interest to be converted, if any, by the then applicable prepayment percentage (the “Prepayment Percentage”). The Prepayment Percentage shall be as follows: (i) 120%, if there is a Prepayment at any time within 90 days of the Effective Date; (ii) 125% if there is a Prepayment between 91 and 179 days of the Effective Date; and (iii) 130%, if there is a Prepayment at any time 180 days after the Effective Date.

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ARTICLE II
CONVERSION REPAYMENT

2.1.                Optional Conversion. Subject to the terms of this Article II, the Holder shall have the right, but not the obligation, at any time until the Maturity Date, or thereafter during an Event of Default, to convert all or any portion of the outstanding Principal Amount, accrued interest and fees due and payable thereon into fully paid and nonassessable shares of Common Stock of the Borrower (the “Common Stock”) at the Conversion Price (as defined below). The shares of Common Stock to be issued upon such conversion are herein referred to as the “Conversion Shares.”

2.2.                Calculation of Conversion Price. The conversion price (the “Conversion Price”) shall be subject to equitable adjustments for stock splits, stock dividends or rights offerings by the Borrower relating to the Borrower’s securities or the securities of any subsidiary of the Borrower, combinations, recapitalization, reclassifications, extraordinary distributions and similar events. Subject to Section 4.6 hereof, the Conversion Price shall mean the 65% (representing a discount rate of 35%) multiplied by the Market Price (as defined herein). “Market Price” means the average of the three lowest Trading Prices (as defined below) for the Common Stock during the twenty (20) Trading Day period ending on the latest complete Trading Day prior to the Conversion Date. “Trading Price” means, for any security as of any date, the closing price on the OTCQB, or applicable trading market as reported by a reliable reporting service (“Reporting Service”) designated by the Holder (i.e., Bloomberg)

2.3.                Conversion Limitation. Notwithstanding anything contained herein to the contrary, the number of Conversion Shares that may be acquired by the Holder upon conversion of this Debenture (or otherwise in respect hereof) shall be limited to the extent necessary to ensure that, following such conversion (or other issuance), the total number of shares of Common Stock then beneficially owned by such Holder and its affiliates and any other persons whose beneficial ownership of Common Stock would be aggregated with the Holder's for purposes of Section 13(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), does not exceed 4.99% of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such conversion). For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.

2.4.                Mechanics of Holder’s Conversion. Subject to Section 2.3 hereof, this Debenture will be converted by the Holder in part from time to time after the Issue Date, by submitting to the Borrower a Notice of Conversion (whether by facsimile, as a Portable Document (PDF) file sent by electronic mail or other reasonable means of communication dispatched on the Conversion Date prior to 6:00 p.m., New York, New York time). On each Conversion Date (as hereinafter defined) and in accordance with its Notice of Conversion, the Holder shall make the appropriate reduction to the Principal Amount, accrued interest and fees as entered in its records and shall provide written notice thereof to the Borrower on the Conversion Date. Each date on which a Notice of Conversion is delivered or telecopied to Borrower in accordance with the provisions hereof shall be deemed a Conversion Date (the “Conversion Date”). A form of Notice of Conversion to be employed by the Holder is annexed hereto as Exhibit A. Pursuant to the terms of the Notice of Conversion, Borrower will issue instructions to the transfer agent within three (3) business days of the Conversion Date accompanied by an opinion of counsel to Borrower of the Notice of Conversion and shall cause the transfer agent to transmit the certificates representing the Conversion Shares to the Holder by physical delivery or crediting the account of the Holder’s designated broker with the Depository Trust Corporation (“DTC”) through its Deposit Withdrawal Agent Commission (“DWAC”) system within five (5) business days after receipt by Borrower of the Notice of Conversion (the “Delivery Date”). In the case of the exercise of the conversion rights set forth herein, the conversion privilege shall be deemed to have been exercised, and the Conversion Shares issuable upon such conversion shall be deemed to have been issued, upon the date of receipt by Borrower of the Notice of Conversion. The Holder shall be treated for all purposes as the record holder of such Common Stock, unless the Holder provides Borrower written instructions to the contrary.

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2.5 Conversion Mechanics. The number of shares of Common Stock to be issued upon each conversion of this Debenture shall be determined by dividing that portion of the Principal Amount and interest and fees to be converted, if any, by the then applicable Conversion Price.

2.6 Issuance of New Debenture. Upon any partial conversion of this Debenture, a new Debenture containing the same date and provisions of this Debenture shall, at the request of the Holder, be issued by the Borrower to the Holder for the principal balance of this Debenture and interest which shall not have been converted or paid. Subject to the provisions of Article III, the Borrower will pay no costs, fees or any other consideration to the Holder for the production and issuance of a new Debenture.

2.7 Fractional Shares. No fractional shares shall be issued upon the conversion of this Debenture. As to any fraction of a share which Holder would otherwise be entitled to upon such conversion, the Borrower shall round up to the next whole share.

2.8 Share Reservation. The Borrower shall at all times reserve and keep available out of its authorized Common Stock a number of shares equal to at least three (3) times the full number of shares of Common Stock issuable upon conversion of all outstanding amounts under this Debenture; and within five (5) Business Days following the receipt by the Borrower of the Holder's notice that such minimum number of Common Stock is not so reserved, the Borrower shall promptly reserve a sufficient number of shares of Common Stock to comply with such requirement.

ARTICLE III
EVENTS OF DEFAULT

The occurrence of any of the following events set forth in Sections 3.1 through 3.12, inclusive, shall be an “Event of Default”:

3.1 Failure to Pay Principal, Interest or Other Fees. Borrower fails to pay principal, interest or other fees hereon and such failure shall continue for a period of five (5) days following the date upon which any such payment was due.

3.2 Breach of Covenant. Borrower breaches any covenant or other term or condition of this Debenture in any material respect and such breach, if subject to cure, continues for a period of five (5) days after the occurrence thereof.

3.3 Breach of Representations and Warranties. Any representation or warranty of Borrower made herein shall be false or misleading in any material respect.

3.4 SEC Filings. Borrower fails to timely file, when due, any SEC report, including any required XBRL file along with such report (e.g., Forms 8-K, 10-Q or 10-K, or Schedules 14A, 14C or 14(f)), or, if the filing date of such report is properly extended pursuant to SEC Rule 12b-25, when the date of any such filing extension lapses.

3.5 Stop Trade. An SEC stop trade order or Principal Market trading suspension of the Common Stock shall be in effect for five (5) consecutive days or five (5) days during a period of 10 consecutive days, provided that Borrower shall not have been able to cure such trading suspension within 30 days of the notice thereof or list the Common Stock on another Principal Market within 60 days of such notice. The “Principal Market” for the Common Stock shall include the OTCQB, OTCQX, OTC Pink, OTC Bulletin Board, NASDAQ Capital Market, NASDAQ Global Market, NYSE MKT, or New York Stock Exchange (whichever of the foregoing is at the time the principal trading exchange or market for the Common Stock), or any securities exchange or other securities market on which the Common Stock is then being listed or traded.

3.6 SEC Reporting Status Matters.

(a) Borrower indicates by check mark on the cover page of an SEC report filing that it has not (1) filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

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(b) Borrower indicates by check mark on the cover page of an SEC report filing that it has not submitted electronically and posted on its corporate website, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).

(c) Borrower indicates by check mark on the cover page of an SEC report filing that it is a shell company (as defined in Rule 12b-2 of the Exchange Act).

(d) Borrower files a Form 15 with the SEC to deregister its Common Stock, provided that, such event will not be deemed an Event of Default if Borrower files current reports with attorney opinions on not less than a quarterly basis on www.otcmarkets.com until such time as Borrower re-registers its Common Stock with the SEC.

3.7 Receiver or Trustee. Each of the Borrower or its subsidiaries (“Subsidiaries”), if any, shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed; or shall become insolvent or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any

3.8 Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Borrower or any of its Subsidiaries (Federal law or applicable state law).

3.9 DTC Eligibility. The Borrower shall lose its status as “DTC Eligible” or the Borrower’s shareholders shall lose the ability to deposit (either electronically or by physical certificates, or otherwise) shares into the DTC System.

ARTICLE IV

DEFAULT RELATED PROVISIONS AND OTHER PRIVILEGES

4.1 Default Interest Rate. Following the occurrence and during the continuance of an Event of Default, interest on this Debenture shall automatically be instated at a rate of 10% per annum, effective as of the date of issuance of this Debenture, which interest shall be payable in cash or Common Stock, at the option of the Borrower.

4.2 Conversion Privileges. The conversion privileges set forth in Article II shall remain in full force and effect immediately from the date hereof and until this Debenture is paid in full.

4.3 Cumulative Remedies. The remedies under this Debenture shall be cumulative.

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ARTICLE V

MISCELLANEOUS

5.1 Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

5.2 Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by FedEx or other reputable express courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the next business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Borrower, to:

THINSPACE TECNOLOGY, INC.

Attn: CEO

12555 Orange Drive, Suite 216

Davie, FL 33330

facsimile: 786-763-3830

If to the Holder:

__________________________________

Attn: _____________________________

__________________________________

__________________________________

facsimile: ________________

No change in any of such addresses shall be effective insofar as notices under this Section 5.2 are concerned unless such changed address is located in the United States of America and notice of such change shall have been given to such other party hereto as provided in this Section 5.2.

5.3 Amendment Provision. Any term of this Debenture may be amended only with the written consent of the Holder and the Borrower. . The term “Debenture” and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented, and any successor instrument as it may be amended or supplemented.

5.4 Assignability. This Debenture shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns, and may not be assigned by the Borrower without the prior written consent of the Holder, which consent may not be unreasonably withheld.

5.5 Prevailing Party and Costs. In the event any attorney is employed by any party with regard to any legal or equitable action, arbitration or other proceeding brought by such party for the enforcement of this Debenture or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Debenture, the prevailing party in such proceeding will be entitled to recover from the other party reasonable attorneys' fees and other costs and expenses incurred, in addition to any other relief to which the prevailing party may be entitled.

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5.6 Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Debenture shall be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to principles of conflicts of law. THE BORROWER AND HOLDER WAIVE ANY RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS DEBENTURE OR ANY TRANSACTION CONTEMPLATED HEREIN, INCLUDING CLAIMS BASED ON CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER COMMON LAW OR STATUTORY BASIS. Each party hereby submits to the exclusive jurisdiction of the state and federal courts located in the County of New York, State of New York. If the jury waiver set forth in this Section is not enforceable, then any dispute, controversy or claim arising out of or relating to this Debenture or any of the transactions contemplated herein will be finally settled by binding arbitration in New York, New York in accordance with the then current Commercial Arbitration Rules of the American Arbitration Association by one arbitrator appointed in accordance with said rules. The arbitrator shall apply New York law to the resolution of any dispute, without reference to rules of conflicts of law or rules of statutory arbitration. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Notwithstanding the foregoing, the parties may apply to any court of competent jurisdiction for preliminary or interim equitable relief, or to compel arbitration in accordance with this paragraph. The expenses of the arbitration, including the arbitrator’s fees and expert witness fees, incurred by the parties to the arbitration, may be awarded to the prevailing party, in the discretion of the arbitrator, or may be apportioned between the parties in any manner deemed appropriate by the arbitrator. Unless and until the arbitrator decides that one party is to pay for all (or a share) of such expenses, both parties shall share equally in the payment of the arbitrator’s fees as and when billed by the arbitrator.

5.7 Maximum Payments. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by Borrower to the Holder and thus refunded to the Borrower.

5.8 Construction. Borrower acknowledges that its legal counsel participated in the preparation of this Debenture and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Debenture to favor any party against the other.

5.9 Absolute Obligation. Except as expressly provided herein, no provision of this Debenture shall alter or impair the obligation of the Borrower, which is absolute and unconditional, to pay the principal of, interest and liquidated damages (if any) on, this Debenture at the time, place, and rate, and in the coin or currency, herein prescribed. This Debenture is a direct debt obligation of Borrower.

5.10 Lost or Mutilated Debenture. If this Debenture shall be mutilated, lost, stolen or destroyed, Borrower shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Debenture, or in lieu of or in substitution for a lost, stolen or destroyed Debenture, a new Debenture for the principal amount of this Debenture so mutilated, lost, stolen or destroyed.

[signature page follows]

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IN WITNESS WHEREOF, Borrower has caused this Convertible Debenture to be signed in its name effective as of the 10th day of April, 2015 (the “Effective Date”).

BORROWER:

THINSPACE TECHNOLOGY, INC.

By:	/s/ J. Christopher Bautista
Name: J. Christopher Bautista Title: CEO

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EXHIBIT A

NOTICE OF CONVERSION

(To be executed by the Holder in order to convert all or part of the amounts owed under the Convertible Debenture into Common Stock)

[NAME OF HOLDER]

[ADDRESS]

The undersigned hereby converts $_________ due under the Convertible Debenture issued by ____________________________, Inc. (“Borrower”) dated as of ____________ __, 201_ by delivery of shares of Common Stock of Borrower on and subject to the conditions set forth in Article II of the Convertible Debenture.

1. Date of Conversion _______________________

2. Shares To Be Delivered: _______________________

[NAME OF BORROWER]

By:_______________________________
Name:_____________________________
Title:______________________________

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